UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2018

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amended and Restated Credit Facility.  On June 28, 2018, Summer Infant, Inc. (the “Company”) and its subsidiary, Summer Infant (USA), Inc. (“Summer USA”), as borrowers, entered into a Second Amended and Restated Loan and Security Agreement (the “BofA Agreement”) with Bank of America, N.A., as agent, the financial institutions party to the agreement from time to time as lenders, and certain subsidiaries of the Company as guarantors.

The BofA Agreement provides for a $60 million, asset-based revolving credit facility, with a $5 million letter of credit sub-line facility.  The total borrowing capacity is based on a borrowing base, which is defined as 85% of eligible receivables plus the lesser of (i) 70% of the value or (ii) 85% of the net orderly liquidation value (NOLV) of eligible inventory, less applicable reserves.  The scheduled maturity date of loans under the BofA Agreement is June 28, 2023 (subject to customary early termination provisions).

All obligations under the BofA Agreement are secured by substantially all the assets of the Company, including a first priority lien on accounts receivable and inventory and a junior lien on certain assets subject to the term loan lender’s first priority lien as described below.  Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the BofA Agreement.  Proceeds from the loans will be used to satisfy existing debt, pay fees and transaction expenses associated with the closing of the BofA Agreement, pay obligations under the BofA Agreement, and for lawful corporate purposes, including working capital.

Loans under the BofA Agreement bear interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins based on average quarterly availability under the BofA Agreement.  Interest payments are due monthly, payable in arrears.  The Company is also required to pay an annual non-use fee on unused amounts under the BofA Agreement, as well as other customary fees as are set forth in the BofA Agreement.  As of June 28, 2018, the base rate on loans was 6.0% and the LIBOR rate was 4.125%.

The BofA Agreement contains customary affirmative and negative covenants.  Among other restrictions, the Company is restricted in its ability to incur additional debt, make acquisitions or investments, dispose of assets, or make distributions unless in each case certain conditions are satisfied.  In addition, if availability falls below a specified amount, then the Company must maintain a fixed charge coverage ratio at the end of each fiscal month of at least 1.0 to 1.0 for the twelve-month period then ended.

The BofA Agreement also contains customary events of default, including a cross default and the occurrence of a change of control.  In the event of a default, all of the obligations of the Company and its subsidiaries under the BofA Agreement may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the BofA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BofA Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

New Term Loan.  On June 28, 2018, the Company and Summer USA, as borrowers, entered into a Term Loan and Security Agreement (the “Term Loan Agreement”) with Pathlight Capital LLC, as agent, each lender from time to time a party to the Term Loan Agreement, and certain subsidiaries of the Company as guarantors, providing for a $17.5 million term loan (the “Term Loan”).

Proceeds from the Term Loan will be used to satisfy existing debt, pay fees and transaction expenses associated with the closing of the Term Loan, pay obligations under the Term Loan Agreement, and for lawful corporate purposes, including working capital.  The Term Loan is secured by a lien on certain assets of the Company, including a first priority lien on intellectual property, machinery and equipment, and a pledge of (i) 100% of the ownership interests of domestic subsidiaries and (ii) 65% of the ownership interests in certain foreign subsidiaries of the Company, and a junior lien on certain assets subject to the liens under the BofA Agreement described above.  The Term Loan matures on June 28, 2023.  Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the Term Loan Agreement.

The principal of the Term Loan will be repaid, on a quarterly basis, in installments of $218,750, with the first installment to be paid on December 1, 2018, until paid in full on termination.  The Term Loan bears interest at an annual rate equal to LIBOR, plus 9.0%.  Interest payments are due monthly, in arrears.  As of June 28, 2018, the interest rate on the Term Loan was 11.336%.  Obligations under the Term Loan Agreement are also subject to restrictions on prepayment and a prepayment penalty if the Term Loan is repaid prior to the third anniversary of the closing of the Term Loan.

The Term Loan Agreement contains customary affirmative and negative covenants substantially the same as the BofA Agreement.  In addition, if availability falls below a specified amount, then the Company must maintain a fixed charge coverage ratio at the end of each fiscal month of at least 1.0 to 1.0 for the twelve-month period then ended.

The Term Loan Agreement also contains events of default, including a cross default and the occurrence of a change of control.  In the event of a default, all of the obligations of the Company and its subsidiaries under the Term Loan Agreement may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed herewith as Exhibit 10.2, and is incorporated herein by this reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on June 28, 2018, the Company and Summer USA entered into the BofA Agreement and the Term Loan Agreement.  The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the BofA Agreement and the Term Loan Agreement is incorporated herein by this reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

10.1*

Second Amended and Restated Loan and Security Agreement, dated as of June 28, 2018, among Summer Infant, Inc. and Summer Infant (USA), Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders

10.2*

Term Loan and Security Agreement, dated as of June 28, 2018, among Summer Infant, Inc. and Summer Infant (USA), Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders

* Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 29, 2018	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer